                                                                EXHIBIT (b)(4)

    AMENDED AND RESTATED PAGE 18 OF THE PRESENTATION OF MORGAN STANLEY & CO.
            INCORPORATED TO THE DISINTERESTED BOARD ON JULY 30, 1997

                                  PROJECT 2000
--------------------------------------------------------------------------------
               ALMOND COMPANY SUMMARY OF VALUATION METHODOLOGIES
                          ($MM, except per share data)

                                                FINANCIAL                                FULLY DILUTED            EQUITY VALUE
VALUATION METHODOLOGY                           STATISTIC       MULTIPLE RANGE            EQUITY VALUE             PER SHARE
---------------------                           ---------       --------------          --------------            ------------
TRADING STATISTICS OF COMPARABLE COMPANIES
  1997E EPS(1)
    Management Case                               $ 0.21        20.0   -  25.0          $480.1  -   $618.5      $ 4.17  -  $ 5.21
    Management Case with tax-affected
      earnings                                      0.18        20.0   -  25.0           403.2  -    522.3        3.59  -    4.49
    Adjusted Case                                   0.21        20.0   -  25.0           480.1  -    618.5        4.17  -    5.21
    Downside Case                                   0.21        20.0   -  25.0           480.1  -    618.5        4.17  -    5.21
  1998E EPS(1)
    Management Case                                $0.89        13.0   -  17.0         1,468.9  -  1,943.4       11.62  -   15.20
    Management Case with tax-affected
      earnings                                      0.74        13.0   -  17.0         1,210.2  -  1,605.1        9.67  -   12.65
    Adjusted Case                                   0.53        13.0   -  17.0           842.9  -  1,124.8        6.91  -    9.03
    Downside Case                                   0.33        13.0   -  17.0           501.4  -    678.3        4.33  -    5.67
                                                                     -------------------------------------------------------------
                                                                                     IMPLIED VALUATION RANGE:   $ 7.50  -  $11.00
                                                                      ------------------------------------------------------------
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
  LTM Revenue                                   $1,709.0        0.50  -   1.20        $1,046.0  - $2,242.3      $ 8.27  -  $17.73
  1997 Operating Income                             20.0        12.0   -  12.0           431.5  -    531.5        3.41  -    4.20
  1-Year Forward Net Income(1)
    Management Case                                 69.7        13.0   -  23.0           906.5  -  1,603.8        7.17  -   12.68
    Management Case with tax-affected
      earnings                                      58.4        13.0   -  23.0           759.4  -  1,343.5        6.00  -   10.62
    Adjusted Case                                   46.8        13.0   -  23.0           608.1  -  1,075.9        4.81  -    8.51
    Downside Case                                   34.3        13.0   -  23.0           445.4  -    788.1        3.52  -    6.23
                                                                     -------------------------------------------------------------
                                                                                     IMPLIED VALUATION RANGE:   $ 7.00  -  $11.00
                                                                      ------------------------------------------------------------
PREMIUMS PAID IN SELECTED ACQUISITION BY MINORITY AFFILIATES TRANSACTIONS
  Premium to Stock Price
    Unaffected Price(4)                           $10.31        10.0%  -  30.0%       $1,434.7  - $1,695.6      $11.34  -  $13.41
    30 Days Prior                                   9.63        20.0%  -  35.0%        1,460.7  -  1,643.3       11.55  -   12.99
                                                                     -------------------------------------------------------------
                                                                                     IMPLIED VALUATION RANGE:   $11.50  -  $13.00
                                                                      ------------------------------------------------------------
DISCOUNTED EQUITY VALUE(2)
  2000E EPS(1)
    Management Case                                $1.20        12.0   -  16.0        $1,305.7  - $1,741.0      $10.32  -  $13.77
    Adjusted Case                                   0.92        12.0   -  16.0         1,003.2  -  1,337.7        7.93  -   10.58
    Downside Case                                   0.41        12.0   -  16.0           450.1  -    600.1        3.56  -    4.75
                                                                     -------------------------------------------------------------
                                                                           DISCOUNTED EQUITY VALUATION RANGE:   $ 8.00  -  $11.00
                                                                      ------------------------------------------------------------
DISCOUNTED CASH FLOW(3)
    Management Case                               $158.3        12.0   -  16.0        $1,614.1  - $1,907.8      $12.76  -  $15.08
    Adjusted Case                                  120.6        12.0   -  16.0         1,274.3  -  1,498.0       10.08  -   11.85
    Downside Case                                   78.5        12.0   -  16.0           906.6  -  1,052.2        7.17  -    8.32
                                                                     -------------------------------------------------------------
                                                                        DISCOUNTED CASH FLOW VALUATION RANGE:   $10.00  -  $12.00
                                                                      ------------------------------------------------------------

--------------------
Notes:  (1) Based on Company July 3 revised forecast. Value range includes the tax benefit of $144MM in NOL.
        (2) Based on Company July 3 revised forecast; assumes a 18.0% discount rate; discounted two years CY2000 estimates.
        (3) Based on Company July 3 revised forecast; assumes 15.5% discount rate; discounted for six years.
        (4) Unaffected price taken as price on July 28, 1997.

                                     - 18 -

                                                                 MORGAN STANLEY